Schedule 1- Subsidiaries of Registrant

(Last Revised 5/2013)



AZZ incorporated 75-0948250 3/26/56 TX TX
Aztec Industries, Inc. 75-1318815 8/21/69 MS MS
The Calvert Company, Inc. 64-0792921 9/28/90 MS MS
Gulf Coast Galvanizing, Inc. 75-2493283 1/28/94 AL AL
Arkgalv, Inc. (d/b/a Arkansas Galvanizing, Inc.) 75-2254883 11/29/88 AR AR
Arbor-Crowley, Inc. 51-0337454 12/3/91 TX DE
Atkinson Industries, Inc. 48-0126010 1/23/36 KS KS
Aztec Industries, Inc. - Moss Point 75-2107319 3/1/86 MS MS
Automatic Processing Incorporated 64-0594499 1/6/77 MS MS
AZZ GP, LLC No FEIN 9/30/2000 TX DE
AZZ LP, LLC No FEIN 9/30/2000 TX DE
AQUILEX Specialty Repair and Overhaul (See Page 2)
99% Limited Partner
1% General Partner
AZZ Group, LP 75-2403898 9/30/00 TX DE
North American Galvanizing & Coatings Inc. DE
1% General Partner
North American Galvanizing Company 73-1508795 DE
NAGalv – Ohio, Inc. 20-2399637 DE
Rogers Galvanizing Company – Kansas City 43-1722128 OK
Reinforcing Services, Inc. 73-1450605 OK
Premier Coatings, Inc. OK
NAGALV – WV, Inc. 26-3645136 DE
Aztec Manufacturing Partnership, Ltd. 75-2403896 12/4/91 TX TX
Aztec Manufacturing-Waskom Partnership Ltd. 75-2403909 12/4/91 TX TX
Rig-A-Lite Partnership, Ltd. 75-0353821 12/4/91 TX TX
International Galvanizers Partnership, Ltd. 76-0553184 11/26/97 TX TX
Drilling Rig Electrical Systems Co. Partnership, Ltd. 75-2733744 12/29/97 TX TX
AZZ Holdings, Inc. 51-0337457 12/3/91 DE DE
AZZ Delaware, Inc. 27-0462691 8/01/09 DE DE
Dba/ AZZ Galvanizing Pilot WV
Dba/ AZZ Galvanizing Bristol VA
99% Limited Partner
AZZ Blenkhorn & Sawle Limited 859454696 NP0001 Canada
AZZ Canada Limited 860168426 NP0001 Canada
Dba/ AZZ Galvan Metal Canada
Dba/ AZZ Galvcast Canada
Dba/ AZZ G3 Nova Scotia Canada
Arizona Galvanizing, Inc. 75-2508628 4/28/93 AZ AZ
Hobson Galvanizing, Inc. 72-1350019 4/4/97 LA LA
Nuclear Logistics, Inc. 75- 9/1/12 TX DE
CGIT Systems, Inc. 75-2832437 9/1/99 MA DE
Westside Galvanizing Services, Inc. 72-0866859 2/1/2000 LA DE
Central Electric Company MO 43-0995652 MO
Carter and Crawley, Inc. SC 75-2960819 DE
Central Electric Manufacturing Company MO 43-0716500 MO
Electrical Power Systems, Inc. OK 43-1759385 MO
Clark Control Systems, Inc. TN 63-1148768 MO
AAA Galvanizing Joliet, Inc. IL 26-2027280 DE
AAA Galvanizing Dixon, Inc. IL 26-2027459 DE
Witt Galvanizing Cincinnati, Inc. OH 20-5044366 DE
Witt Galvanizing Muncie, Inc. IN 20-5044420 DE
Witt Galvanizing Plymouth, Inc. IN 20-5044257 DE
AAA Galvanizing Chelsea, Inc. OK 26-2027777 DE
AAA Galvanizing Peoria, Inc. IL 26-2027580 DE
AAA Galvanizing Winsted, Inc. MN 26-2027898 DE
AAA Galvanizing Hamilton, Inc. IN 26-2027127 DE
AZZ Trading (Shanghai) Co., LTD
Reporting Legend:
Domestic Corporation
Domestic Limited Partnership
Domestic LLC
Domestic "Check-the-Box" Limited Partnership
State of Formation
Footnote Reference
AZZ 75-2222222 3/29/59 TX DE
FEIN
Date of Formation
State of Commercial Domicile

1

Schedule 1 (continued) Subsidiaries of Registrant – AZZ Aquilex Aquilex Specialty Repair and Overhaul LLC 27-1372927 (GA) (DE) Aquilex WSI LLC 74-3124110 (GA) (DE) Aquilex SMS LLC 59-2205287 (FL) (FL) Aquilex Welding Services B.V. No FEIN (Netherlands) Aquilex Welding Services Poland, Sp. z.o.o. No FEIN (Poland) Aquilex WSI do Brasil Ltda. 36-4753418 (Brazil) Aquilex WSI Canada, ULC 98-1087468 (Canada) Aquilex WSI Holding B.V. 98-1087480 (Netherlands) Aquilex WSI Holding Cooperative UA 98-1087476 (Netherlands) SMS Global Inc 55-0820657 (FL) (FL) AZZ incorporated 75-0948250 3/26/56 Arbor-Crowley, Inc. 51-0337454 12/3/91 TX TX TX DE 2 99% 1%